UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 9, 2007

                                  VAXGEN, INC.
             (Exact name of Registrant as Specified in its Charter)

           DELAWARE                 0-26483                 94-3236309
(State or other jurisdiction      (Commission     (I.R.S. Employer incorporation
      of organization)            File Number)       or Identification Number)

        349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA 94080
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (650) 624-1000

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                                 ---------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                 SECTION 1--REGISTRANT'S BUSINESS AND OPERATIONS

Item 8.01.  Other Events

The 2007 Annual Meeting of Stockholders of VaxGen, Inc. (the "Company") will be held on December 27, 2007 at such place and time as will be set forth in the Company's proxy statement relating to that meeting. A stockholder proposal not included in the proxy statement for the Company's 2007 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the stockholder's notice must be delivered to the Secretary of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For the Company's 2007 Annual Meeting of Stockholders, stockholders must have submitted written notice to the Secretary in accordance with the foregoing Bylaw provisions not earlier than August 29, 2007 nor later than November 19, 2007.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            VaxGen, Inc.
                           (Registrant)

Dated: November 9, 2007     By:/s/ Matthew J. Pfeffer
                               ----------------------------------------------
                               Matthew J. Pfeffer
                               Senior Vice President, Finance and Administration and Chief Financial Officer